Exhibit 10.1

DCI Management Group, LLC

1019 Fort Salonga Road, Suite 109, Northport, NY 11768

Phone: 631-757-8401        Fax: 631-757-8364

AMENDMENT No. 3

May 1, 2012

ViroPharma Biologics, Inc.

730 Stockton Drive

Exton, PA 19341

Re:	Third Amendment to that certain Agreement for the Purchase and Sale of Blood Plasma (the “Purchase Agreement”) dated July 12, 2007, between ViroPharma Biologics, Inc. (successor in interest to Lev Pharmaceuticals, Inc.) (“Purchaser”) and DCI Management Group LLC (“Seller”), as amended by that certain First Amendment dated July 9, 2009 and Second Amendment dated February 5, 2010 (as amended, the “Purchase Agreement”)

Any capitalized terms used in this letter (this “Third Amendment”) that are not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

Each of the parties to this Third Amendment (each, a “Party,” and, collectively, the “Parties”) hereby acknowledges, consents to, and ratifies the following actions and amendments:

1.

Extension of Initial Term; No Automatic Renewal. The Parties hereby agree to extend the expiration date of the Initial Term from December 31, 2015 to December 31, 2017. Any reference in the Purchase Agreement to “December 2015” or “2015” in connection with the Initial Term (for example, at the end of Section 2.1 concerning Seller’s monthly production estimates) shall be deemed to be a reference to “December 2017” or “2017,” as the context requires. In addition, the Parties agree that any renewal of the Initial Term may only be accomplished by means of a written amendment to the Purchase Agreement signed by both Parties.

2.	Payment Terms. Notwithstanding any provision in the Purchase Agreement to the contrary, the Parties hereby amend the payment terms for Blood Plasma such that Purchaser shall be obligated to pay Seller net 30 days from the date of invoice, and each invoice shall bear a date that is no earlier than the date upon which Seller has delivered Blood Plasma to Purchaser corresponding to such invoice.

3.	No Other Changes; Execution. Except as explicitly set forth in this Third Amendment, no amendment or modification to the Purchase Agreement is hereby made. This Third Amendment may be executed in counterparts and delivered by facsimile or other electronic means.

Each Party has caused its duly authorized representative to sign on its behalf below to indicate its agreement to this Third Amendment as of the date first above written.

DCI Management Group, LLC		ViroPharma Biologics, Inc.

By:	/s/ Ira London	By:	/s/ Daniel B. Soland
	Ira London, CEO		Daniel B. Soland, President

2